Exhibit 99.1
News Release

Investor Contact:	Media Contact:
Ed Wilhelm 734-477-4245	Anne Roman 734-477-1392
Borders Group Reevaluates Proposed Offering
of $250 Million of Convertible Senior Notes
ANN ARBOR, Mich., April 4, 2007—Borders Group, Inc. (NYSE: BGP) has determined, based on shareholder feedback, to reevaluate its proposed offering of $250 million of Convertible Senior Notes, announced yesterday. The offering will not proceed today as originally planned while the company reevaluates this and other financing alternatives. Upon completion of this reevaluation process, Borders Group will issue an update at a later date.
About Borders Group
Headquartered in Ann Arbor, Mich., Borders Group is a leading global retailer of books, music and movies with more than 1,200 stores and over 34,000 employees worldwide.
Safe Harbor Statement
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as “projects,” “expected,” “estimated,” “look toward,” “continuing,” “planning,” “guidance,” “goal,” “will,” “may,” “intend,” “anticipates,” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the company’s forward-looking statements. The company’s periodic reports filed from time to time with the SEC contain a discussion of certain of these risks and uncertainties that could cause actual results and plans to differ materially from those included in the forward-looking statements, and that discussion is incorporated herein by reference. The company does not undertake any obligation to update forward-looking statements.
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